                                                                     Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-128887 on Form N-2 of our report dated May 10, 2006, relating to the financial statements of Eaton Vance Credit Opportunities Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Independent registered public accounting firm" in the Prospectus and Statement of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP
------------------------------------
Deloitte & Touche LLP

Boston, Massachusetts
May 23, 2006